UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 17, 2008, ARTISTdirect, Inc. (the “Registrant”) entered into a Forbearance and Consent Agreement (the “Agreement”), by and among the Registrant, U.S. Bank National Association, as Collateral Agent, and JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd (collectively, the “Initial Purchasers”). Under the terms of the Agreement, the Initial Purchasers agreed to forbear from exercising any of their rights and remedies under the Senior Financing Documents (as defined in the Agreement) with respect to Existing Senior Defaults (as defined in the Agreement) for a period commencing February 20, 2008 and ending on December 31, 2008.  Pursuant to the Agreement, the interest rate on the unpaid balance of the notes issued pursuant to the Senior Financing Documents will be 15% per annum from February 20, 2008 until September 30, 2008.  If such notes have not been paid in full by September 30, 2008, the interest rate will be increased to 16% per annum retroactive to February 20, 2008, with such additional interest for the period from February 20, 2008 until September 30, 2008 to be paid on September 30, 2008.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Title

4.1

Forbearance and Consent Agreement dated as of February 20, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	March 17, 2008	By:	/s/ NEIL MC CARTHY

		Name:	Neil McCarthy
		Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

4.1

Forbearance and Consent Agreement dated as of February 20, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.